Exhibit 24
POWER OF ATTORNEY
     Each person whose signature appears below appoints Thomas A. Daiber and Kurt R. Stevenson, as such person’s true and lawful attorney to execute in the name of each such person, a Registration Statement of Form S-8 registering under the Securities Act of 1933, as amended, securities to be sold under the Centrue Financial Corporation 401(k) Plan; and to file any amendments to that Registration Statement that such attorney may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and has been signed by the following persons on the date indicated opposite his/her name.

Signature	Title	Date

/s/ Thomas A. Daiber	President and Chief Executive Officer	March 2, 2010

Thomas A. Daiber	(Principal Executive Officer) and Director

/s/ Dennis J. McDonnell	Chairman of the Board and Director	March 2, 2010

Dennis J. McDonnell

/s/ Walter E. Breipohl	Director	March 2, 2010

Walter E. Breipohl

/s/ Randall E. Ganim	Director	March 2, 2010

Randall E. Ganim

/s/ Michael A. Griffith	Director	March 3, 2010

Michael A. Griffith

/s/ John A. Shinkle	Director	March 2, 2010

John A. Shinkle

/s/ Mark L. Smith	Director	March 2, 2010

Mark L. Smith

/s/ Scott C. Sullivan	Director	March 2, 2010

Scott C. Sullivan